NAME OF REGISTRANT:
Templeton Global Smaller Companies Fund
File No. 811-03143


EXHIBIT ITEM NO. 77(C): MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS


Templeton Global Smaller Companies Fund

SPECIAL MEETING OF SHAREHOLDERS - MARCH 21, 2007 AND RECONVENED ON APRIL 11, 2007 (UNAUDITED)

A Special Meeting of the Shareholders of Templeton Global Smaller Companies Fund (the "Trust") was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California on March 21, 2007, and reconvened on April 11, 2007. The purpose of the meeting was to elect Trustees of the Trust and to approve amendments to certain of the Trust's fundamental investment restrictions (including two (2) Sub-Proposals).

At the meeting, the following persons were elected by the shareholders to serve as Independent Trustees of the Trust: Harris J. Ashton, Frank J. Crothers, Edith
E. Holiday, David W. Niemiec, Frank A. Olson, Larry D. Thompson, Constantine D. Tseretopoulos and Robert E. Wade. Charles B. Johnson and Gregory E. Johnson were elected by the shareholders to serve as Interested Trustees. Shareholders also approved amendments to certain of the Trust's fundamental investment restrictions (including two (2) Sub-Proposals). No other business was transacted at the meeting.

The results of the voting at the meeting are as follows:

Proposal 1. The Election of Trustees:

----------------------------------------------------------------------------------------------------------------
                                                       % OF        % OF                        % OF        % OF
                                                    OUTSTANDING    VOTED                    OUTSTANDING    VOTED
NAME                                    FOR           SHARES      SHARES       WITHHELD       SHARES      SHARES
----------------------------------------------------------------------------------------------------------------
Harris J. Ashton ..............   105,280,801.155    65.290%      97.486%   2,714,595.253      1.683%     2.514%
Frank J. Crothers .............   105,540,569.979    65.451%      97.727%   2,454,826.429      1.522%     2.273%
Edith E. Holiday ..............   105,352,648.826    65.334%      97.553%   2,642,747.582      1.639%     2.447%
David W. Niemiec ..............   105,562,538.476    65.464%      97.747%   2,432,857.932      1.509%     2.253%
Frank A. Olson ................   105,268,655.809    65.282%      97.475%   2,726,740.599      1.691%     2.525%
Larry D. Thompson .............   105,505,589.853    65.429%      97.695%   2,489,806.555      1.544%     2.305%
Constantine D. Tseretopoulos ..   105,471,198.858    65.408%      97.663%   2,524,197.550      1.565%     2.337%
Robert E. Wade ................   105,492,309.266    65.421%      97.682%   2,503,087.142      1.552%     2.318%
Charles B. Johnson ............   105,297,208.536    65.300%      97.502%   2,698,187.872      1.673%     2.498%
Gregory E. Johnson ............   105,425,690.755    65.380%      97.621%   2,569,705.653      1.593%     2.379%

Proposal 2. To approve amendments to certain of the Fund's fundamental investment restrictions (includes two (2) Sub-Proposals):

(a) To amend the Trust's fundamental investment restriction regarding lending:

--------------------------------------------------------------------------
                                                       % OF        % OF
                                                    OUTSTANDING    VOTED
                                    SHARES VOTED       SHARES      SHARES
--------------------------------------------------------------------------
For ...........................    75,625,444.812     46.899%      70.027%
Against .......................     4,538,215.155      2.814%       4.202%
Abstain .......................     4,082,199.441      2.532%       3.780%
Broker Non-Votes ..............    23,749,537.000     14.728%      21.991%
--------------------------------------------------------------------------
TOTAL .........................   107,995,396.408     66.973%     100.000%
--------------------------------------------------------------------------


(b) To amend the Trust's fundamental investment restriction regarding investments in real estate:

--------------------------------------------------------------------------
                                                       % OF        % OF
                                                    OUTSTANDING    VOTED
                                    SHARES VOTED       SHARES      SHARES
--------------------------------------------------------------------------
For ...........................    76,147,828.036     47.223%      70.510%
Against .......................     4,253,431.789      2.638%       3.939%
Abstain .......................     3,844,599.583      2.384%       3.559%
Broker Non-Votes ..............    23,749,537.000     14.728%      21.991%
--------------------------------------------------------------------------
TOTAL .........................   107,995,396.408     66.973%     100.000%
--------------------------------------------------------------------------